As filed with the Securities and Exchange Commission on April 23, 2008
                           Registration No. 000-52639

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               ORIENT PAPER, INC.
                               ------------------
               (Exact name of issuer as specified in its charter)

        NEVADA                                                  20-4158835
        ------                                                  ----------
(State of incorporation)                                     (I.R.S. Employer
                                                          Identification Number)

             SCIENCE PARK, XUSHUI TOWN, BAODING CITY, HEBEI PROVINCE
                        PEOPLE'S REPUBLIC OF CHINA 072550
             -------------------------------------------------------
                    (Address of principal executive offices)

                  ORIENT PAPER, INC. 2008 EQUITY INCENTIVE PLAN
                  ---------------------------------------------
                           (Full title of the plan(s))

                                  Zhenyong Liu
                             Chief Executive Officer
                               Orient Paper, Inc.
             Science Park, Xushui Town, Baoding City, Hebei Province
                        People's Republic of China 072550
             -------------------------------------------------------
                     (Name and address of agent for service)

                             011 - (86) 312-8605508
                             ----------------------
          (Telephone number, including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE

      Title of Securities to be Registered               Amount            Proposed          Proposed         Amount of
                                                          to be             Maximum           Maximum       Registration
                                                     Registered (1)     Offering Price       Aggregate           Fee
                                                                         Per Share (2)    Offering Price
    Common Stock, par value $0.001 per share        5,000,000 shares       $  0.75           $500,000         $  140.63

(1) This Registration Statement covers 5,000,000 shares of Common Stock, $0.001 par value, of Orient Paper, Inc. (the "Company") issuable pursuant to the Orient Paper, Inc. 2008 Equity Incentive Plan, together with the resale of any such shares deemed "control securities" or "restricted securities" granted to individuals who are "affiliates" of the Company. The terms "control securities" and "restricted securities" are as defined by Rule 405 and Rule 144, respectively, under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457 of the Securities Act, based upon the average of the high and low prices of Orient Paper, Inc. common stock as reported on the Over The Counter Bulletin Board on March 28, 2008, under the symbol "OPAI"

      This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Orient Paper, Inc. common stock, $0.001 par value, as may hereafter be offered or issued pursuant to the Orient Paper, Inc. 2008 Equity Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

      The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      Orient Paper, Inc. (the "Company") hereby incorporates by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 31, 2008, as amended by the Company's Form 10-K/A filed with the Commission on April 15, 2008.

      (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 2007, filed with the Commission on January 16, 2008.

            The Company's Current Report on Form 8-K filed with the Commission on April 1, 2008.

      (c) A description of the Company's common stock is incorporated by reference to the Company's Registration Statement on Form 8-A filed with the SEC on May 10, 2007, which Form 8-A incorporates by reference the description of such common stock by reference to Company's the Registration Statement on Form SB-2 (File No. 333-136301) filed with the Commission on August 4, 2006 (amended by the Company's Form SB-2/A No. 1 and SB-2/A No. 2 filed with the Commission on September 25, 2006 and October 20, 2006, respectively).

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

      Not applicable. The class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934, as amended.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit brought by or on behalf of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses (including amounts paid in settlement and attorneys' fees) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes Section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

      Section 78.7502 also requires us to indemnify present and former directors or officers against expenses if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

      Article VIII of our Articles of Incorporation provides that "every person who was or is a party to or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article."

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      Exhibit No.   Description

      4.1           Orient Paper, Inc. 2008 Equity Incentive Plan.
      5.1           Opinion of Eaton & Van Winkle LLP
      23.1          Consent of Eaton & Van Winkle LLP (contained in Exhibit 5.1)
      23.2          Consent of Davis Accounting Group P.C.
      23.3          Consent of Farber Hass Hurley LLP

Item 9. Undertakings.

      The undersigned registrant hereby undertakes as follows:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baoding City, Hebei Province, People's Republic of China on this 21 day of April, 2008.

                                             ORIENT PAPER, INC.


                                             By:  /s/ Zhenyong Liu
                                                  ------------------------------
                                                  Name:  Zhenyong Liu
                                                  Title: Chief Executive Officer

                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below has singed this registration statement, and hereby also constitutes and appoints Zhenyong Liu and Jing Hao, jointly and severally, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                   Title                                                 Date
---------                   -----                                                 ----

/s/ Zhenyong Liu            Chief Executive Officer, Chairman and Director        April 21, 2008
---------------------       (Principal Executive Officer)
Zhenyong Liu


/s/ Jing Hao                Chief Financial Officer                               April 21, 2008
---------------------       (Principal Financial and Accounting Officer)
Jing Hao


/s/ Dahong Zhou             Secretary                                             April 21, 2008
---------------------
Dahong Zhou


/s/ Xiaodong Liu            Director                                              April 21, 2008
---------------------
Xiaodong Liu


/s/ Fuzeng Liu              Director                                              April 21, 2008
---------------------
Fuzeng Liu


/s/ Chen Li                 Director                                              April 21, 2008
---------------------
Chen Li

                                Index to Exhibits

Exhibit
Number        Description

4.1           Orient Paper, Inc. 2008 Equity Incentive Plan.
5.1           Opinion of Eaton & Van Winkle LLP
23.1          Consent of Eaton & Van Winkle LLP (contained in Exhibit 5.1).
23.2          Consent of Davis Accounting Group P.C.
23.3          Consent of Farber Hass Hurley LLP